UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 8, 2012

SOLAR CAPITAL LTD.

(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2012, Solar Capital Ltd (“Solar”) announced that its indirect wholly-owned subsidiary, Solar Capital Funding II LLC, amended its $100 million revolving credit facility maturing in December 2015 (the “Facility”) provided by Wells Fargo Bank, N.A. This amendment reduced the stated interest rate on the Facility to LIBOR plus 2.75% from LIBOR plus 3.00% and the Facility will continue to have no LIBOR floor requirement. In addition, this amendment reduced certain non-usage fees for the Facility.

Borrowing under the Facility is subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the amendment to the Facility and is qualified in its entirety by reference to a copy of the form of Amendment No. 2 to the Loan and Servicing Agreement for the Facility, which is filed as Exhibit 10.1 to this current report on Form 8-K and by this reference incorporated herein.

On February 8, 2012, Solar issued a press release announcing its entry into the amendment to the Facility, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Amendment No. 2, dated as of February 7, 2012, to the Loan and Servicing Agreement, dated as of December 17, 2010, by and among Solar Capital Funding II LLC, as the borrower, Solar Capital Ltd., as the servicer and the transferor, Wells Fargo Securities, LLC, as the administrative agent, each lender that is or may become a party thereto from time to time, each agent of a lender that is or may become a party thereto from time to time, Wells Fargo Delaware Trust Company, N.A., as the collateral agent, and Wells Fargo Bank, N.A., as the account bank and collateral custodian.

99.1	Press release dated February 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2012	SOLAR CAPITAL LTD.

	By:	/s/ Nicholas Radesca
Nicholas Radesca
Chief Financial Officer